Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
Randgold Resources Limited
We hereby consent to the incorporation by reference in the Registration Statements:
1.	Registration Statement on Form S-8 (File No. 333-156150) pertaining to the Randgold Resources Share Option Scheme, Awards of Restricted Stock to Non-Executive Directors, Award of Restricted Stock to D.M. Bristow, Award of Restricted Stock to G.P. Shuttleworth and the Randgold Resources Restricted Share Scheme,

2.	Registration Statement on Form S-8 (File No. 333-145013) pertaining to the Randgold Resources Share Option Scheme and Restricted Stock Awards to Non-Executive Directors, and

3.	Registration Statement on Form S-8 (File No. 333-103222) pertaining to the Randgold Resources Share Option Scheme of our report dated March 31, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F.
BDO LLP
London
31 March 2010
BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).